Exhibit 10.8

Biovail Laboratories International SRL
Welches, Christ Church
Barbados, West Indies BB17154

May 14, 2009

SmithKline Beecham Corporation

5 Moore Drive

Research Triangle Park, NC 27709

Re:  Fifth Amendment to the Distribution Rights Agreement

Dear Sir/Madam:

This letter (the “Fifth Amendment”), to be effective as of the date set forth above, is in reference to that certain Amended and Restated Distribution Rights Agreement, effective as of October 26, 2001, as amended by the First Amendment to the Amended and Restated Distribution Rights Agreement, effective as of May 1, 2005, the Second Amendment to the Amended and Restated Distribution Rights Agreement, effective as of October 12, 2005, the Third Amendment to the Amended and Restated Distribution Rights Agreement, effective as of December 18, 2006, and the Fourth Amendment to the Amended and Restated Distribution Rights Agreement, effective as of November 21, 2008 (collectively, the “Zovirax Agreement”), between Biovail Laboratories International SRL (“Biovail”) and SmithKline Beecham Corporation (“GSK”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Zovirax Agreement.

WHEREAS, Biovail and GSK have entered into that certain Asset Purchase Agreement (“Asset Purchase Agreement”), dated May 5, 2009, whereby Biovail purchased certain assets of GSK related to Wellbutrin XL® in the United States.

NOW, THEREFORE, in consideration of Biovail entering into the Asset Purchase Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are mutually acknowledged, Biovail and GSK hereby agree to amend the Zovirax Agreement as follows:

1.                                       Amendments to the Zovirax Agreement.

(a)                                  Sections 5.01(c), 5.01(d), 5.01(f), 5.02(c) and 5.02(d) of the Zovirax Agreement are hereby deleted in their entirety and shall have no further force or effect.

(b)                                 Section 5.02(b) of the Zovirax Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum Purchase Requirements — There will be no minimum purchase requirements under this Agreement.”

(c)                                  The following definitions of the Zovirax Agreement are hereby deleted in their entirety:

“Additional Rights Lump Sum Payment”

“Additional Rights Payment”

“Annual Minimum Purchase Requirements”

“Fixed Annual Minimum Purchase Requirement”

“Variable Additional Rights Payment”

“Variable Annual Minimum Purchase Requirement”

2.                                       Miscellaneous.

(a)                                  Amendment.  This Fifth Amendment may not be amended, terminated, waived or altered except by written instrument executed by Biovail and GSK, nor shall any waiver be effective against any party unless in writing and executed by such party.

(b)                                 Full Force and Effect.  Except as expressly amended by this Fifth Amendment, all terms and conditions of the Zovirax Agreement shall remain in full force and effect except that each reference to the “Agreement” or words of like import in the Agreement will mean and be a reference to the Agreement as amended by this Fifth Amendment.

(c)                                  Governing Law.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

(d)                                 Conflict.  In all events, the terms and provisions of this Fifth Amendment shall be enforceable notwithstanding any conflicting term or provision set forth in the Zovirax Agreement. In the event of any conflict between any term or provision of this Fifth Amendment and any term or provision set forth in the Zovirax Agreement, such term or provision of this Fifth Amendment shall prevail over such term or provision set forth in the Zovirax Agreement.

(e)                                  Counterparts.  This Fifth Amendment may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)                                    No Agency.  Nothing contained in this Fifth Amendment shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

(g)                                 Validity.  If a court of competent jurisdiction holds any provision hereof invalid or unenforceable, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from this Fifth Amendment.

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Please indicate your acceptance of the terms of this Fifth Amendment to the Amended and Restated Distribution Rights Agreement by returning a signed copy to the undersigned.

BIOVAIL LABORATORIES INTERNATIONAL SRL

By:	/s/ Michel Chouinard
Name: Michel Chouinard
Title: Chief Operating Officer

ACCEPTED AND AGREED BY:

SMITHKLINE BEECHAM CORPORATION

By:	/s/ William J. Mosher
Name: William J. Mosher
Title: Vice President & Secretary
Date:

Signature Page to Fifth Amendment to the Distribution Rights Agreement